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                                                                      EXHIBIT 9a

                     MANAGEMENT AND ADMINISTRATION AGREEMENT
                              As of August 1, 1995

The Winsbury Company Limited Partnership
1900 East Dublin-Granville Road
Columbus, OH 43229

Gentlemen:

         The HighMark Group, a Massachusetts business trust (the "Trust"), herewith confirms its Agreement with The Winsbury Company Limited Partnership, d/b/a The Winsbury Company (the "Administrator") as follows:

         The Trust desires to employ a portion of its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its Declaration of Trust and in the Prospectuses and Statements of Additional Information relating to each of the investment portfolios and any additional investment portfolios of the Trust, as each are or will be identified on Schedule A hereto (such investment portfolios and any additional investment portfolios together called the "Funds"), copies of which have been or will be submitted to the Administrator, and in the resolutions of the Trust's Board of Trustees.

         1. SERVICES AS MANAGER AND ADMINISTRATOR. Subject to the direction and control of the Board of Trustees of the Trust, the Administrator will assist in supervising all aspects of the operations of the Funds except those performed by the investment adviser for the Funds under its Investment Advisory Agreement, the custodian for the Funds under its Custodial Services Agreement, the transfer agent for the Funds under its Transfer Agency Agreement and the fund accountant for the Funds under its Fund Accounting Agreement.

         The Administrator will maintain office facilities (which may be in the offices of the Administrator or an affiliate but shall be in such location as the Trust shall reasonably determine); furnish statistical and research data, clerical and certain bookkeeping services and stationery and office supplies; prepare the periodic reports to the Securities and Exchange Commission (the "Commission") on Form N-SAR or any replacement forms therefor; compile data for, prepare for execution by the Funds and file all the Funds' federal and state tax returns and required tax filings other than those required to be made by the Funds' custodian and transfer agent; prepare compliance filings pursuant to state securities laws with the advice of the Trust's counsel; assist to the extent requested by the Trust with the Trust's preparation of its Annual and Semi-Annual Reports to Shareholders and its Registration Statements (on Form N-1A or any replacement therefor); compile data for, prepare and file timely Notices to the Commission required pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act"); keep and maintain the financial accounts and records of the Funds, including calculation of daily expense accruals; in the case of money

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THE HIGHMARK GROUP                       MANAGEMENT AND ADMINISTRATION AGREEMENT
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market funds, determine the actual variance from $1.00 of the Fund's net asset value per share; and generally assist in all aspects of the operations of the Funds. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. The Administrator may delegate some or all of its responsibilities under this Agreement.

         The Administrator may, at its expense, subcontract with any entity or person concerning the provisions of the services contemplated hereunder; provided, however, that the Administrator shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Administrator shall be responsible, to the extent provided in Section 4 hereof, for all acts of such subcontractor as if such acts were its own.

         2. FEES; EXPENSES; EXPENSE REIMBURSEMENT. In consideration of services rendered and expenses assumed pursuant to this Agreement, each of the Funds will pay the Administrator on the first business day of each month, or at such time(s) as the Administrator shall request and the parties hereto shall agree, a fee computed daily and paid as specified below equal to the lesser of (a) the fee calculated at the applicable annual rate set forth on Schedule A hereto or
(b) such other fee as may from time to time be agreed upon in writing by the Trust and the Administrator. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be prorated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         For the purpose of determining fees payable to the Administrator, the value of the net assets of a particular Fund shall be computed in the manner described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund.

         The Administrator will from time to time employ or associate with itself such person or persons as the Administrator may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be partners, officers or employees who are employed by both the Administrator and the Trust. The compensation of such person or persons shall be paid by the Administrator and no obligation may be incurred on behalf of the Funds in such respect. Other expenses to be incurred in the operation of the Funds including taxes, interest, brokerage fees and commissions, if any, fees of Trustees who are not partners, officers, directors, shareholders or

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THE HIGHMARK GROUP                       MANAGEMENT AND ADMINISTRATION AGREEMENT
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employees of the Administrator or the investment adviser or distributor for the
Funds, commission fees and state Blue Sky qualification and renewal fees and expenses, investment advisory fees, custodian fees, transfer and dividend disbursing agents' fees, fund accounting fees including pricing of portfolio securities, certain insurance premiums, outside and, to the extent authorized by the Trust, inside auditing and legal fees and expenses, costs of maintenance of corporate existence, typesetting and printing prospectuses for regulatory purposes and for distribution to current Shareholders of the Funds, costs of Shareholders' and Trustees' reports and meetings and any extraordinary expense will be borne by the Funds; provided, however, that the Funds will not bear, directly or indirectly, the cost of any activity which is primarily intended to result in the distribution of shares of the Funds.

         If in any fiscal year the aggregate expenses of a particular Fund (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Administrator will reimburse such Fund for a portion of such excess expenses equal to such excess times the ratio of the fees respecting such Fund otherwise payable to the Administrator hereunder to the aggregate fees respecting such Fund otherwise payable to the Administrator hereunder and to The Bank of California, N.A. (the "Bank"), under the Investment Advisory Agreements between the Bank and the Trust. The expense reimbursement obligation of the Administrator is limited to the amount of its fees hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Administrator shall reimburse a particular Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         3. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Administrator agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         4. LIMITATION OF LIABILITY. The Administrator shall not be liable for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also a partner, employee or agent of the Administrator, who may be or become an officer, Trustee, employee or agent of the Trust or the Funds shall be deemed, when rendering services to

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THE HIGHMARK GROUP                       MANAGEMENT AND ADMINISTRATION AGREEMENT
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the Trust or Funds, or acting on any business of that party, to be rendering such services to or acting solely for that party and not as a partner, employee or agent or one under the control or direction of the Administrator even though paid by it.

         5. TERM. This Agreement shall become effective as of the date first written above (or, if a particular Fund is not in existence on the date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and shall continue until July 31, 1998, and unless sooner terminated as provided herein, thereafter shall be renewed automatically for successive one-year terms, unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term. This Agreement is terminable at any time with respect to a particular Fund or the Trust as a whole by either party without penalty for any reason upon 120 days' written notice by the party effecting such termination to the other party.

         6. GOVERNING LAW AND MATTERS RELATING TO THE TRUST AS A MASSACHUSETTS BUSINESS TRUST. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. The names "The HighMark Group" and "Trustees of The HighMark Group" refer respectively to the Trust created and the trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust dated as of March 10, 1987, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The HighMark Group" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

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THE HIGHMARK GROUP                       MANAGEMENT AND ADMINISTRATION AGREEMENT
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         If the foregoing is in accordance with your understanding, kindly so indicate by signing and returning to us the enclosed copy hereof.


                                                 Very truly yours,

                                                 THE HIGHMARK GROUP


                                                 By: /s/ Cynthia L. Lindsey
                                                    -------------------------
                                                    Name:  Cynthia L. Lindsey
                                                    Title: Vice President

Accepted:

THE WINSBURY COMPANY LIMITED PARTNERSHIP

By:  BISYS Fund Services, Inc.,
       General Partner

By: /s/ Stephen G. Mintos
   -------------------------------------
   Name:  Stephen G. Mintos
   Title: Executive Vice President

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THE HIGHMARK GROUP                                                    SCHEDULE A
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
              NAME OF FUND                                        COMPENSATION(1)

The HighMark California Tax-Free Fund                      Annual Rate of twenty one-
The HighMark Diversified Obligations Fund                  hundredths of one percent (.20%)
The HighMark Tax-Free Fund                                 of each such Fund's average daily
The HighMark U.S. Government Obligations Fund              net assets
The HighMark 100% U.S. Treasury Obligations Fund
The HighMark Balanced Fund
The HighMark Growth Fund
The HighMark Income Equity Fund
The HighMark Bond Fund
The HighMark Government Bond Fund
The HighMark Income and Growth Fund
The HighMark Municipal Bond Fund
The HighMark California Municipal Bond Fund


                                        THE HIGHMARK GROUP

                                        By:/s/ Cynthia L. Lindsey
                                           -------------------------------------
                                           Name:  Cynthia L. Lindsey
                                           Title: Vice President

                                        THE WINSBURY COMPANY LIMITED PARTNERSHIP

                                        By:    BISYS Fund Services, Inc.,
                                               General Partner

                                        By:/s/ Stephen G. Mintos
                                           -------------------------------------
                                           Name:  Stephen G. Mintos
                                           Title: Executive Vice President

                                       (1)  All fees are computed daily and paid
                                       periodically.


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